Registration No. 333-229310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.2 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United World Holding Group Ltd.

(Exact Name of Registrant as Specified in Its Charter)

N/A	7900	British Virgin Islands
(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)	(State or Other Jurisdiction of Incorporation or Organization)

c/o United Culture Exchange (Beijing) Co., Ltd.

28 Dongjiaomin Lane

Tower 1, Suite 3-AP301

Dongcheng District, Beijing, PRC 100006

+ 8610 6524 4432

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Lilly Alexandria Lee

4540 Center Boulevard, Suite 3111,

Long Island City, NY 11109

(646) 265-2376

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

(212) 588 0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered	Proposed Maximum offering Price per unit	Proposed Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary shares, par value $0.0001 per share (1)(2)	2,354,793	$1.00	$2,354,793	$285.40	(4)

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The 2,354,793 ordinary shares being registered were issued to certain selling shareholders in private placements conducted from December 2018 to March 2019.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Our ordinary shares are not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the average selling price of our ordinary shares that were sold to our shareholders in a private placement.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to Registration Statement on Form F-1 (File No. 333-229310) is to file Exhibit 5.1 and 99.1 to the Registration Statement under Item 8. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 2 to Registration Statement on Form F-1.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit No.	Description
3.1+	Memorandum and Articles of Association of United World Holding Group Ltd.
5.1*	Opinion of Ogier, British Virgin Islands counsel of United World Holding Group Ltd., as to the validity of the ordinary shares
8.1+	Opinion of Jiangsu Minhui Law firm, PRC counsel of United World Holding Group Ltd., as to certain PRC legal matters
10.1+	Form of Private Placement Subscription Agreement for Regulation S investors
10.2+	Form of Consulting and Service Agreement between Yunnan United World Enterprise Management Co., Ltd. and United Culture Exchange (Beijing) Co., Ltd.
10.3+	Form of Equity Pledge Agreement among Yunnan United World Enterprise Management Co., Ltd., United Culture Exchange (Beijing) Co., Ltd., and its shareholders
10.4+	Form of Equity Option Agreement among Yunnan United World Enterprise Management Co., Ltd., United Culture Exchange (Beijing) Co., Ltd., and its shareholders
10.5+	Form of Voting Rights Proxy and Financial Supporting Agreement among Yunnan United World Enterprise Management Co., Ltd., United Culture Exchange (Beijing) Co., Ltd., and its shareholders
10.6+	Translation of Form of Lease
14.1+	Code of Business Conduct and Ethics of United World Holding Group Ltd.
21.1+	List of subsidiaries
23.1+	Consent of TAAD LLP
99.1*	Registrant’s waiver request and representation under Item 8.A.4

*	Filed herewith.
+	Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on March 25, 2019.

United World Holding Group Ltd.

By:	/s/ Hong Wang
Hong Wang
Chief Executive Officer, Chief Financial Officer and Sole Director
(Principal Executive Officer and Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 25, 2019.

By:	/s/ Lilly Alexandria Lee
	Name:	Lilly Alexandria Lee
	Title:	Authorized Representative

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